UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material under §240.14a-12

Janus Investment Fund

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Subject: Corporate Update

To Our Valued Clients,

We are writing to provide an update on our take-private transaction with Trian and General Catalyst.

We would like to share with you that Trian and General Catalyst have increased their acquisition price for Janus Henderson by 6% to $52.00 per share in cash under an amended take-private agreement. The Special Committee unanimously approved and recommended the amended agreement with Trian and General Catalyst, which was then unanimously approved by the Board.

The Special Committee has determined that the Trian/General Catalyst transaction is the only proposal that is actionable and likely to be completed, as it delivers enhanced value for Janus Henderson shareholders and represents the fastest and most certain path to closing. The transaction delivers near-term value at a significant premium to Janus Henderson’s unaffected share price, and also provides continuity for our clients and employees, as we continue to build on the strong momentum we have achieved together over the past several years.

The Special Committee also undertook a thorough evaluation of the revised proposal from Victory Capital, including now six meetings with Victory Capital and/or its advisors, and determined that it continues to present unacceptably high closing risks and less certain value, and that it is not in the best interests of Janus Henderson or its shareholders.

You can read the full press release that was issued this morning with additional detail here

(https://ir.janushenderson.com/News--Events/news/news-details/2026/Trian-and-General-Catalyst-Agree-

to-Increase-Merger-Consideration-to-52-00-Per-Share-in-Cash-for-Janus-Henderson-Group-plc-and-Have-Made-the-Only-Actionable-Proposal/default.aspx).

We have already received overwhelming support from clients for the Trian/General Catalyst transaction and are excited about its benefits for clients and employees alike – including significant investments in our products, client services, talent, and technology. This will allow us to accelerate our growth and be even better positioned to deliver differentiated insights, disciplined investments, and world-class service to our clients.

Please note that the client consent process for the Trian/General Catalyst transaction is well underway, and there is no change to the existing process. All clients are urged to consent with respect to the Trian/General Catalyst take-private transaction promptly when your formal solicitation is received. If you have any questions about the consent process, please don’t hesitate to contact your Janus Henderson representative.

Janus Henderson is deeply honored to serve you, our valued clients, and your clients. We take seriously our responsibility to deliver for the more than 75 million people worldwide who directly or indirectly rely on us for their financial well-being. That commitment is reflected in our first Firm Value, “Clients come first—always”, and it continues to guide how we invest in a brighter future together. We greatly value our partnership and remain focused on serving your needs.

As we move forward, we remain on track to complete the Trian/General Catalyst transaction in mid-2026.

If you have any questions, please contact your Janus Henderson representative.

Thank you for the trust you have placed in Janus Henderson Investors.

Regards,

Janus Henderson Investors Forward Looking Statements

References to the “Funds” herein refer to the U.S. registered investment companies managed by Janus Henderson Investors U.S. LLC and references herein to “Janus Henderson” refer to Janus Henderson Group plc and its affiliates. Certain statements in this communication not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to Janus Henderson’s and the Funds’ future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events, including with respect to the timing and anticipated benefits of pending and recently completed transactions and strategic partnerships, and expectations regarding opportunities that align with our strategy. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by, as applicable, Janus Henderson and the Funds and their respective management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. Neither Janus Henderson nor the Funds undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions and factors that could cause Janus Henderson’s or the Funds’ future results to differ materially from those expressed by the forward-looking statements included in this communication include, but are not limited to, the impact of any alternative proposal, Janus Henderson’s and the Funds’ ability to obtain the applicable regulatory, shareholder and other approvals required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction would not occur, the outcome of any legal proceedings that may be instituted against the parties and others related to the proposed transaction, that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability, unanticipated difficulties or expenditures relating to the proposed transaction, including the impact of the transaction on Janus Henderson’s or the Funds’ business, that the proposed transaction generally may involve unexpected costs, liabilities or delays, that the business of Janus Henderson or the Funds may suffer as a result of uncertainty surrounding the proposed transaction or the identity of the purchaser, that Janus Henderson or the Funds may be adversely affected by other economic, business, and/or competitive factors, including the net asset value of assets in the Funds or certain other of Janus Henderson’s funds, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, changes in interest rates and inflation, changes in trade policies (including the imposition of new or increased tariffs), volatility or disruption in financial markets, Janus Henderson’s investment performance as compared to third-party benchmarks or competitive products, redemptions, and other risks, uncertainties, assumptions, and, with respect to Janus Henderson, factors discussed in Janus Henderson’s Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings or furnishings made by Janus Henderson with the SEC from time to time and, in respect of the Funds, factors discussed in each Funds’ current prospectus.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Janus Henderson filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on March 11, 2026, which was first mailed to Janus Henderson’s shareholders on or about March 12, 2026 and the Funds filed definitive proxy statements with the SEC on March 2, 2026, which will be sent or provided to Fund shareholders. Janus Henderson and affiliates of Janus Henderson jointly filed a transaction statement on Schedule 13E-3 on March 11, 2026. Janus Henderson and the Funds may also file other documents with the SEC regarding the proposed transaction, including amendments to the proxy statement or Schedule 13E-3. This communication is not a substitute for any proxy statement, the Schedule 13E-3 or any other document that may be filed by Janus Henderson or the Funds with the SEC. INVESTORS AND SECURITY HOLDERS OF JANUS HENDERSON AND THE FUNDS ARE URGED TO READ THE APPLICABLE PROXY STATEMENT, THE SCHEDULE 13E-3 (AS APPLICABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the proxy statement and the Schedule 13E-3 (in each case, when available) and other documents that are filed with the SEC by Janus Henderson and the Funds free of charge from the SEC’s website at https://www.sec.gov or, with respect to Janus Henderson, through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.

Participants in the Solicitation

With respect to Janus Henderson, Janus Henderson and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Janus Henderson’s shareholders in connection with the proposed transaction. With respect to the Funds, the Funds and its manager and its and their directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Janus Henderson’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Janus Henderson and their ownership of Janus Henderson common shares is contained in the definitive proxy statement for Janus Henderson’s 2025 annual meeting of shareholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on March 21, 2025, including under the headings “Proposal 1: Election of Directors,” “Corporate Governance,” “Board Compensation,” “Proposal 2: Advisory Say-on-Pay Vote on Executive Compensation,” “Executive Compensation,” “Executive Compensation Tables,” “Securities Ownership of Certain Beneficial Owners and Management” and “Our Executive Officers.” Information about the trustees and executive officers of the Funds and their ownership of the Funds is contained in each Fund’s current statement of additional information. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Janus Henderson or the Funds, as applicable, in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, are included in the Funds’ proxy statements filed with the SEC. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Janus Henderson Annual Meeting Proxy Statement, such information has been or will be reflected on the Statements of Change in Ownership of Janus Henderson on Forms 3 and 4 filed with the SEC. The Funds are not subject to Form 3 and 4 filings. Free copies of the proxy statement relating to the proposed transaction and free copies of the other SEC filings to which reference is made in this paragraph may be obtained from the SEC’s website at https://www.sec.gov or, with respect to Janus Henderson, through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.

Dear [Investor Name],

We encourage you to watch the below video from Russ Shipman, regarding an important upcoming shareholder vote for Janus Henderson funds.

[VIDEO THUMBNAIL]

Your partnership is critical in helping ensure a smooth process. We ask that all direct investors vote their shares and return their proxy promptly to help avoid additional follow-up communications from our proxy solicitor.

Thank you for your continued trust and confidence in Janus Henderson.

Janus Henderson® and any other trademarks used herein are trademarks of Janus Henderson Group plc or one of its subsidiaries. © Janus Henderson Group plc.

Certain statements in this communication not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to funds’ future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events, including with respect to the timing and anticipated benefits of pending and recently completed transactions and strategic partnerships, and expectations regarding opportunities that align with our strategy. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by, as applicable, the funds and their respective management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. The funds do not undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions and factors that could cause the funds’ future results to differ materially from those expressed by the forward-looking statements included in this communication include, but are not limited to, the impact of any alternative proposal, Janus Henderson’s ability to obtain the applicable regulatory, shareholder and other approvals required to consummate the proposed transaction and the timing of the closing of the proposed transaction, that the funds may be adversely affected by other economic, business, and/or competitive factors, volatility or disruption in financial markets and other risks, uncertainties, assumptions, and factors discussed in each funds’ current prospectus.

In connection with the solicitation of proxies from fund shareholders, the funds filed definitive proxy statements with the SEC on March 2, 2026. The funds may also file other documents with the SEC regarding the solicitation of proxies from fund shareholders, including amendments to the proxy statements. This communication is not a substitute for any proxy statement or any other document that may be filed by the funds with the SEC. INVESTORS AND SECURITY HOLDERS OF THE FUNDS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the proxy statement and other documents that are filed with the SEC by the funds free of charge from the SEC’s website at https://www.sec.gov.

The funds and their manager, trustees and executive officers may be deemed to be participants in the solicitation of proxies from fund shareholders in connection with the proposed transaction. Information about the trustees and executive officers of the funds and their ownership of the funds is contained in each fund’s current statement of additional information. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the funds, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the funds’ proxy statements. Free copies of the funds’ proxy statements and free copies of the other SEC filings to which reference is made in this paragraph may be obtained from the SEC’s website at https://www.sec.gov

40 Act Proxy Video – Direct Investor Audience

As you may know, Janus Henderson has entered into a definitive agreement to go private with investors led by Trian and General Catalyst.

Shareholder approval of new investment advisory agreements is required for Janus Henderson to continue serving as the funds’ investment adviser after closing.

We ask that all direct investors vote their shares and return their proxy in a timely manner to avoid additional follow-up communication from our proxy solicitor, Alliance Advisors, which can come in the form of physical mailings, emails, text messages, and phone calls.

Please note that we do not expect any impact to our investments or client servicing as a result of this transaction.

The terms of the new investment advisory agreements are substantially identical to those of the current investment advisory agreements. There is no change in the fee rate.

Fund investment strategies will remain the same, shareholders will continue to own the same fund shares, and the underlying value of those shares is not expected to change as a result of this transaction.

The same investment teams will continue to manage the funds under the existing investment objectives and policies.

Please note a joint Special Meeting of Shareholders will be held on Monday, May 18, 2026, in a virtual meeting format via live webcast. Shareholders may attend the meeting online, vote their shares electronically, and submit questions by visiting the website address currently shown on the screen.

Of course, if you have any questions whatsoever, please reach out to us.

As always, we thank you for the trust and confidence you have placed in Janus Henderson Investors.